Exhibit 3.2.2

BYLAWS

OF

DRIVETIME ACCEPTANCE CORPORATION

Section 1.

1.1 Formation. DriveTime Acceptance Corporation (the “Corporation”), was incorporated as a Corporation under the laws of the State of Arizona by the filing of the Articles of Incorporation with the Arizona Corporation Commission on February 19, 2003. The Corporation shall have all powers authorized by the laws of the State of Arizona and may engage in any activity permitted thereunder.

1.2 Operation. The Corporation shall operate in accordance with its Articles of Incorporation, these Bylaws and applicable laws. The purpose of these Bylaws is to establish a procedure for the operation of the Corporation. These Bylaws shall be interpreted and construed in a manner to maintain compliance with the Articles of Incorporation and applicable laws.

Section 2. Capital Stock

2.1 Certificates. The shares of capital stock of the Corporation shall be represented by certificates signed by the President or Vice President and countersigned by the Secretary or an Assistant Secretary. No certificate shall be issued for any share until full payment is received for such share. All certificates shall be consecutively numbered. The name and address of the shareholder(s), the number of shares and the date of issue shall be entered on the Corporation’s stock transfer books. Each certificate representing shares shall state the name of the Corporation, that the Corporation was organized under the laws of the State of Arizona, the name of the person(s) to whom issued, the number and class of shares, the designation of the series which such certificate represents, the par value of the shares represented by such certificate or a statement that the shares are without par value, and the restrictions on transfer of the certificate, if any. All surrendered certificates shall be marked “canceled” with the date of cancellation by the Secretary, and shall be immediately attached to the stock ledger opposite the memorandum of their issue. A duplicate certificate of stock may be issued for such certificate as may be lost or destroyed upon the applicant’s furnishing an affidavit that he is the owner of such certificate and that the same has been lost or destroyed, together with a bond of indemnity if required by the Board of Directors.

2.2 Restriction. Shares of capital stock of the Corporation shall be issued subject to the following restrictions on the ownership and transfer thereof:

2.2.1 Shares issued by the Corporation shall not be transferred by the holder thereof, except by operation of law, during the first two years after the issuance thereof without the prior written consent of the Board of Directors of the Corporation. The Board of Directors may condition its consent upon the transferee of the shares consenting to a similar two year restriction on the transfer of the shares.

2.2.2 All Shares issued by the Corporation shall be subject to a right of first refusal of the Corporation to redeem the shares in the event of any proposed transfer of the shares, including a transfer by operation of law. In the event of any proposed transfer, the Corporation may redeem the shares proposed to be transferred by paying to the holder thereof either the consideration that the holder is willing to accept from a third party in the case of a proposed voluntary transfer to a third party, or One Dollar ($1.00) per share in the case of an involuntary transfer by operation of law. The holder of shares shall notify the Corporation in writing of the terms and conditions of any proposed transfer of the shares at least 30 days prior to the transfer. If the Corporation exercises its right to redeem the shares it must do so within 30 days after receipt of the written notice. If the Corporation does not exercise the right to redeem the shares within said 30 days then the holder of the shares may transfer the shares, but only under the terms and conditions stated in the written notice to the Corporation. If any shares are transferred without compliance with this restriction then the shares shall, at the election of the Board of Directors, be null and void without any payment or further action by the Corporation required.

2.2.3 The Shareholders may enter into written agreements from time to time imposing restrictions upon the ownership and transfer of shares.

Section 3. Shareholders

3.1 Status. The shareholders of this Corporation shall be the holders of one or more shares of the capital stock entitled to vote as shown by entry on the books of the Corporation.

3.2 Annual Meeting. An annual meeting of the shareholders shall be held in the month of January in each year, beginning with the year 2004, at a time and place determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a holiday in the State of Arizona, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or any adjournment thereof, the existing Board of Directors shall continue as such until the election of their successors.

3.3 Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, or by the holders of not less than one-fourth (1/4th) of all shares entitled to vote at the meeting, and shall be held at the time, place and date and for the purpose specified in the notice thereof.

3.4 Place of Meeting. The Board of Directors may designate any place within Arizona as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made or if a special meeting is otherwise called, the place of meeting shall be at a known place of business of the Corporation, but if all the shareholders shall meet at any time and place, either within or without the State of Arizona, and consent to the holding of such meeting, such meeting shall be valid without call of notice, and at such meeting any corporate action may be taken.

3.5 Notice of Meetings. Written notice stating the place, day and hour of any meeting, annual, special, or otherwise, of shareholders shall be delivered, either personally or by mail, to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the date of such meeting, by or at the direction of the President, or the Secretary, or the officers or shareholders calling the meeting. In the case of a special meeting or when required by statute or by these Bylaws, the purpose or purposes for which the meeting is called shall be stated in the notice. If mailed, the notice of meeting shall be deemed to be delivered when deposited in he United States Mail addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Any shareholder may waive notice of such meeting, except where a shareholder attends a meeting for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.6 Informal Action by Shareholders. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing, setting forth the action is so taken, is signed by all of the shareholders entitled to vote thereon with respect to the subject matter thereof.

3.7 Quorum and Vote. The shareholders holding fifty-one percent (51%) of the shares entitled to vote at any meeting shall constitute a quorum at such meeting. If a quorum is not present at any meeting of shareholders, a majority of the shareholders present may adjourn the meeting from time to time without further notice. A majority vote of the quorum shall constitute authority for any action of the shareholders, provided such vote is made by the holders of not less than one-third (1/3) of the shares entitled to vote.

3.8 Proxies. At any meeting of shareholders, a shareholder entitled to vote may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution.

3.9 Organization. At each annual meeting the shareholders shall elect directors to fill vacancies in the membership of the Board of Directors, who shall hold office until the next annual meeting but, in any event, until their successors are elected and qualified. The President and Secretary of this Corporation shall act as Chairman and Secretary respectively of each shareholders meeting, unless the shareholders shall elect other shareholders to act in their place and stead.

3.10 Cumulative Voting. In all elections for directors of the Corporation, each shareholder shall have the right to cast as many votes in the aggregate as he or she owns shares of stock appearing upon the books of the Corporation, multiplied by the number of directors to be elected at such election. Each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute such votes among two or more such candidates, and such directors shall not be elected otherwise.

3.11 Determination of Shareholder of Record. In order for the Corporation to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or for any other purpose, the record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders shall be 4:00 p.m. on the day before the day on which notice is given. A determination shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new date for the adjourned meeting and further provided that the adjournment does not exceed thirty (30) days in the aggregate.

Section 4. Board of Directors

4.1 General Powers. The affairs of the Corporation shall be managed by its Board of Directors elected by the shareholders.

4.2 Number, Tenure and Qualifications. The number of directors shall be one (1) but the number may be increased or decreased by amendment to these Bylaws, provided, however, that the number of directors shall never exceed or be less than is provided in the Articles of Incorporation. Each director shall hold office until his or her successor shall have been elected and qualified. A director need not be a shareholder of the Corporation.

4.3 Annual Meetings. Annual meetings of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meetings of shareholders. The Board of Directors may also meet either within or without the State of Arizona, as it shall from time to time determine.

4.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director.

4.5 Notice. Notice of any special meeting of the Board of Directors shall be given at least five (5) days prior thereto by written notice and delivered personally or sent by mail or telegram to each director at his or her address as shown by the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting to the transaction of any business because the meeting is not transacted at, nor the purpose of, any regular or special meeting of the Board need by specified in the notice or waiver of notice of such meeting unless specifically required by law or by these Bylaws.

4.6 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board. If less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

4.7 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the law or by these Bylaws.

4.8 Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of majority vote of the shareholders present at a special meeting called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

4.9 Compensation. Directors shall not receive any stated salaries for their service as directors, unless such salary is authorized by the shareholders. However, by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.10 Informal Action by Directors. Any actions required by law to be taken at a meeting of directors, or any action which may be taken at a meeting of directors, may be taken without a meeting if a consent in writing as a resolution of the Board of Directors, setting forth the action so taken, is signed by all of the directors. Such consent shall have the same effect as a unanimous vote, and it shall be the duty of the Secretary of the Corporation to record such resolution in the minute book of the Corporation under its proper date. Meetings of the Board of Directors regular or special, may be held by means of conference telephone or similar communications equipment by which all person participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

4.11 Conflicts. No contract or other transaction between the Corporation and one or more of its directors or any other Corporation, firm association or entity in which one or more if its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest or because such director or Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purposes, if:

1. The fact of such a relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

2. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

3. The contract or transaction is fair and reasonable to the Corporation at the time the contract or transaction is authorized, approved or ratified, in light of the circumstances known to those entitled to vote thereon at that time.

4.12 Organization. At each meeting of the Board of Directors, the President, or in his or her absence the Vice President, or, in the absence of both, a director chosen by a majority of the directors present, shall act as Chairman. The Chairman shall appoint the Secretary of the meeting.

4.13 Removal of Directors. Any director may be removed with or without cause, at any time, by the affirmative vote of the holders of a majority of the issued shares entitled to vote at a special meeting of the shareholders called for that purpose. The vacancy on the Board caused by any such removal may be filled by the shareholders at such meeting.

4.14 Committees. The Board of Directors may establish committees of the Board of Directors and shall establish the purpose and powers of any such committees. The Board of Directors shall appoint and remove all members of the committee. Persons who are not members of the Board of Directors to the committee as ex officio, non voting members of the committee. Each committee shall be composed of not less than two (2) members of the Board of Directors. All actions of the committee are subject to review and approval or rejection by the board of Directors and no action by a committee shall be binding upon the Corporation unless reviewed and approved by the Board of Directors.

Section 5. Major Actions

The following actions of the Board of Directors shall require the approval of all directors entitled to vote:

5.1 Dividend. The declaration and payment of dividends.

5.2 Stock Matters. The issuance, redemption or consent to transfer of any shares of capital stock of the Corporation.

5.3 Debt. Other than debt incurred in the purchase and/or financing of retail installment contracts, the voluntary incurrence of any debt by the Corporation in excess of One Hundred Thousand Dollars ($100,000.00).

5.4 Employment. The employment or retention of any shareholder, officer or director of the Corporation or the agreement with any shareholder, officer or director of the Corporation to perform any service or provide any goods to the Corporation other than as an officer or director of the Corporation if the Corporation is required to compensate the shareholder, officer or director for said services or goods.

5.5 Disposition. Other than in the ordinary course of the Corporation’s business, the disposition of any assets of the Corporation with a fair market value, individually or collectively with other assets included in a single transaction, of One Hundred Thousand Dollars ($100,000.00) or more.

5.6 Indemnification. The indemnification of any shareholder, officer, director, employee or agent of the Corporation.

5.7 Conflicts. Approval of any action by the Board of Directors in which any shareholder, officer or director has a conflict of interest.

5.8 Removal. The removal of a director or officer of the Corporation.

5.9 Other Actions. Any other action that all directors declare as a major action requiring the approval of all directors.

Section 6. Officers

6.1 Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as may be elected in accordance with the provisions of this Article. The Board of Directors may elect or appoint such other officers, or Directors may elect or appoint such other officers, including additional and or assistant vice presidents, secretaries and treasurers, as it shall deem desirable, such officers to have the authority to perform the duties prescribed, from time to time, by the Board of Directors. Any member of the Board of Directors may be an officer of the Corporation.

6.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular annual meeting of the Board of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and qualified.

6.3 Removal or Resignation. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect at the time of receipt of such notice, or any later time specified therein. The acceptance of such resignation shall no be necessary to make it effective.

6.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

6.5 President. The President shall be the chief executive officer of the Corporation and supervise and control all of the business and affairs of the Corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws or by statute to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

6.6 Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.7 Treasurer. The Treasurer shall be the chief financial officer of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; and deposit all such monies in the name of the Corporation with such banks, trust companies or other depositories as shall be selected in accordance with the provisions of the Bylaws; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors. If there is no treasurer, the Secretary shall perform or have performed the functions of the Treasurer.

6.8 Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records; keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

6.9 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. In the event that any actual or imputed payments of salaries, bonuses, commissions, interest, rents, travel, entertainment, and other expenses made to an officer , director or employee of the Corporation are disallowed in whole or part as deductible expenses under the Internal Revenue Code of 1986, as amended from time to time, or regulation thereunder, then such disallowed expenses shall be reimbursed in full by the officer, director or employee to the Corporation. The Board of Directors shall have the duty of enforcing reimbursement of each such amount disallowed, and the method thereof, and in lieu of lump sum reimbursements, such repayments by the officer, director or employee may be directed to be accomplished through proportionate withholding of amounts from future compensation payments made to such persons.

Section 7. Contracts, Checks, Deposits and Funds

7.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents of the Corporation, in addition to the officers so authorized by these Bylaws, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

7.2 Checks, Drafts, etc. All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

7.3 Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such federally insured banks, trust companies, savings and loan association or other such depositories as the Treasurer may select.

Section 8. Records and Fiscal Year

8.1 Records. The Corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its shareholders, Board of Directors and committees, and shall keep at the known place of business a record giving the names and addresses of the shareholders entitled to vote.

8.2 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

Section 9. Indemnification

This Corporation may indemnify every shareholder, director, officer, employee or agent of the Corporation against all expenses, liabilities and penalties, including counsel fees, reasonably incurred by or imposed upon him or her in connection with any proceeding to which he or she may be made a party or in which he or she may become involved by reason of any acts or omissions alleged to have been committed by him or her while acting within the scope of his or her employment or duties as a shareholder, director, officer, employee or agent of the Corporation, including any settlement thereof, provided that the Board of Directors determines that such person acted in good faith and did not act, fail to act or refuse to act willfully, with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or proceeding. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Corporation or is or was serving at the request of Corporation as a shareholder, director, officer, employee, or agent of the Corporation or is or was serving at the request of Corporation as a shareholder, director, officer, employee, or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted and incurred in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnity the person against such liability under this Article.

Section 10. Amendment to Bylaws

Unless otherwise specified in the Articles of Incorporation, as they may be amended from time to time, the Bylaws of this Corporation may be altered, amended or repealed, or new Bylaws may be adopted, by all of the Board of Directors at any annual or special meeting called for such purposes in the manner provided herein.

APPROVED, ACCEPTED AND ADOPTED by the undersigned Board of Directors this 19th day of February, 2003.

/s/ Steven P. Johnson
Steven P. Johnson
Director